Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

by and among

STAKOOL, INC.,

a Nevada Corporation

and

ANTHUS LIFE CORP,

a Nevada  Corporation.

October 25, 2011

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into as of this 25th day of October, 2011 (the “Agreement”), by and among Stakool, Inc., a public company trading on the OTC BB Exchange under the symbol (STKO), a Nevada Corporation with its principal place of business located at 18565 Soledad Canyon Road, #153, Canyon Country, California 91351 (“STKO”) and Anthus Life Corp., a privately held Nevada Corporation, with its principal place of business located at 8640 Philips Highway, Suite 5, Jacksonville, Florida 32256 (“Anthus Life”).

WHEREAS, this Agreement provides for the acquisition of STKO by Anthus Life, whereby Anthus Life shall become and remain a wholly owned subsidiary of STKO.  Anthus Life will pay STKO and/or its designees, a total of Three Hundred Fifty Thousand Dollars ($350,000) (the “Purchase Price”) in exchange for 79,388,470 issued and outstanding shares of STKO Common Stock and 10,000,000 shares of issued and outstanding STKO Preferred Stock. The Purchase Price will be paid in three installments to STKO, and/or its designees, and STKO shall relinquish, or cause to be relinquished, the issued and outstanding common and preferred shares.

WHEREAS, Anthus Life has issued its shareholders common stock through a private placement and will exchange each share of Anthus Life Commons Stock issued with STKO Common Stock.

WHEREAS, STKO’s Board Members and Officers have resigned and upon a Board Resolution, Peter Hellwig has been appointed as STKO’s president and director on the board of directors.  Kyle Gotshalk, former president and director of STKO shall serve as a consultant to the company for six months from July 30, 2011, in order to assist with the reorganization of STKO.

WHEREAS the board of directors of STKO and Anthus Life have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed reorganization. Furthermore the boards of directors of STKO and Anthus Life have agreed to complete the transaction no later than November 15, 2011.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE 1

REPRESENTATIONS, COVENANTS AND WARRANTIES OF STKO

As an inducement to, and to obtain the reliance of Anthus Life, STKO, represents and warrants as follows:

Section 1.1     Organization.  STKO is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, by-laws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of STKO’s articles of incorporation or by-laws.  STKO has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its by-laws, or otherwise, to authorize the execution and delivery of this Agreement.

Section 1.2     Capitalization.  As of the date this agreement, the authorized capitalization of STKO consists of 175,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock. As of the date hereof, STKO has approximately 79,425,737 common shares issued and outstanding.  All issued and outstanding common shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person.

Section 1.3     Subsidiaries.  Dream Apartments, TV: Ongoing business venture developing software similar to a magazine that shows available apartments for rent in any given area.  Hong Kong Orient Express, Inc. is a subsidiary, and an ongoing business venture of STKO.

Section 1.4     Tax Matters: Books and Records.

(a)     The books and records, financial and others, of STKO are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)     STKO has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties)

Section 1.5     Information.  To the best reasonable knowledge and belief of current management of STKO, all periodic reports filed by STKO with the Securities and Exchange Commission pursuant to the Securities Act of 1934 (the “Exchange Act”), as amended, during its last four fiscal years are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.  There has been no material adverse change in the business of STKO since its last period filing.  The information concerning STKO as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.6     Title and Related Matters.  STKO has good and marketable title to, and is the sole and exclusive owner of all of its respective properties, inventory, interest in properties and assets, real and personal (collectively, the “STKO Assets”) free and clear of all liens, pledges, charges or encumbrances.  STKO owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with their respective business.   No third party has any right to, and STKO has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of STKO or any material portion of its properties, assets or rights.

Section 1.7     Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting STKO or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of STKO.  STKO is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.8     Contracts.  On the closing date:

(a)     There are no material contracts, agreements, franchises, license agreements, or other commitments to which STKO or its subsidiaries is a party or by which it or any of its properties are bound; and

(b)     STKO is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as STKO can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of STKO.

Section 1.9     No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which STKO is a party or to which any of its properties or operations are subject.

Section 1.10   Material Contract Defaults.  To the best of STKO’s knowledge and belief, STKO is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of STKO, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which STKO has not taken adequate steps to prevent such a default from occurring.

Section 1.11   Governmental Authorizations.  To the best of STKO’s knowledge and belief, STKO has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by STKO of this Agreement and the consummation of the transactions contemplated hereby.

Section 1.12   Compliance with Laws and Regulations.  To the best of STKO’s knowledge and belief, STKO has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of STKO or would not result in STKO incurring material liability.  Notwithstanding the foregoing, STKO is current with its state and federal securities filings.

Section 1.13   Approval of Agreement.  The directors of STKO have authorized the execution and delivery of this Agreement and have approved the transactions herein contemplated.

Section 1.14    Material Transactions or Affiliations.  There are no material contracts or agreements or arrangements between STKO and any person, who was at the time of such contract, agreement or arrangement, directly or indirectly, an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Stock of STKO and which is to be performed in whole or in part after the date hereof.  STKO has no commitment, whether written or oral, to lend any funds, to borrow any money from or enter into material transactions with any such affiliated person.

Section 1.15    No Brokerage or Finders’ Fees.  No broker, finder or similar representative has acted on behalf of STKO or any of its shareholders in connection with this Agreement or the transactions contemplated thereby.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ANTHUS LIFE CORP.

As an inducement to, and to obtain the reliance of STKO and the STKO Shareholders, Anthus Life represents and warrants as follows:

Section 2.1     Organization.  Anthus Life is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, by-laws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Anthus Life’s certificate of incorporation or by-laws.  Anthus Life has full power, authority and legal right and has taken all action required by law, its articles of incorporation, by-laws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2     Capitalization.  Anthus Life Capital Structure – Common Stock. As of the date of this agreement, the authorized capitalization of Anthus Life consists of 175,000,000 authorized common shares. As of the date hereof, Anthus Life has approximately 87,274,500 common shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person.

Section 2.3     Subsidiaries.  Anthus Life has no subsidiaries at this time.

ARTICLE III

Section 3.1     Tax Matters, Books & Records.

(a)      Anthus Life has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties); and

(b)      Anthus Life shall be responsible for all of its outstanding liabilities.

Section 3.2     Information.  The information concerning Anthus Life as set forth in this Agreement and in the exhibits is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.3     Title and Related Matters.  Anthus Life has good and marketable title to, and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Anthus Life Assets") free and clear of all liens, pledges, charges or encumbrances.  Anthus Life owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Anthus Life’s business. Anthus Life has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of Anthus Life or any material portion of its properties, assets or rights.

Section 3.4     Litigation and Proceedings.  There are no actions, suits or proceedings pending or threatened by or against or affecting Anthus Life, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Anthus life.  Anthus Life does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality, or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.5     Contracts.  On the Closing Date:

(a)      Anthus Life Corp has agreements in place with the following companies/individuals:

Shannon Miller Lifestyle – Anthus Life has entered into an annual renewable agreement with Shannon Miller Lifestyle wherein Shannon Miller will be a spokesperson for the Company, and specifically endorses one of the product lines of the Company.

Delphina Group – Anthus Life has entered into a five year agreement for outsourced services with Delphina Group.  This Agreement incorporates services for product development, outsourced sales and lead development, outsourced customized marketing services, distribution network development, private label product management, and formulary development.

Anthus Life also has various manufacturer and distribution representative agreements in place that will be entered into and changed in the ordinary course of daily business.

(b)           Except for Anthus Life’s Agreement with Shannon Miller Lifestyle and Delphina Group, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Anthus Life is a party to or by which it or any of its subsidiaries or properties are bound;

(c)           Anthus Life is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Anthus Life can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Anthus Life; and

(d)           Except as enumerated on the attached Schedules, Anthus Life is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 3.6     No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Anthus Life is a party or to which any of its properties or operations are subject.

Section 3.7     Material Contract Defaults.  To the best of Anthus Life’s knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Anthus Life, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Anthus Life has not taken adequate steps to prevent such a default from occurring.

Section 3.8     Governmental Authorizations.  To the best of Anthus Life’s knowledge, and belief, Anthus Life has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof for the countries Anthus Life is active in.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Anthus Life of the transactions contemplated hereby.

Section 3.9     Compliance With Laws and Regulations.  To the best of Anthus Life’s knowledge and belief, Anthus Life has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Anthus Life or would not result in Anthus Life incurring any material liability.

Section 3.10     Approval of Agreement.  The directors of Anthus Life have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby.

Section 3.11     Material Transactions or Affiliations.  As of the Closing Date, there will exist no material contract, agreement or arrangement between Anthus Life and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Anthus Life to own beneficially, ten percent (10%) or more of the issued and outstanding Common Stock of Anthus Life and which is to be performed in whole or in part after the date hereof.  Anthus Life has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 3.12     Brokerage or Finders’ Fees.  No broker, finder or similar representative has acted on behalf of Anthus Life or any of its shareholders in connection with this Agreement or the transactions contemplated thereby.

ARTICLE IV

SHARE EXCHANGE PROCEDURE

Section 4.1     Share Exchange/Delivery of STKOs Securities.  On the Closing Date, STKO shall deliver to Anthus Life all of its issued and outstanding shares (the “STKO Common and Preferred Stock”), duly endorsed in blank or with executed power attached thereto in transferable form.

Issuance of STKO Shares.  In exchange for all of the STKO Common and Preferred Stock tendered, Anthus Life shall purchase STKO for a total of $350,000 (Three Hundred Fifty Thousand Dollars) (the “Purchase Price”). The Purchase Price will be paid in three installments and STKO will relinquish 79,388,470 shares of Common Stock and 10,000,000 shares of Preferred stock.

WHEREAS, STKO hereby agrees to issue common shares to Anthus Life shareholders on a one to one exchange.  The agreement will make available 87,274,500 shares of common subject to any restrictions of the 1933 Securities Act.

Section 4.2     Closing.  The closing ("Closing Date") of the transactions contemplated by this Agreement shall be on the date and at the time the exchange documents are executed herewith, which is set at November 15, 2011.

Section 4.3     Effective Date.  The date, of which the contract is signed and executed, and when all of the terms and conditions of this Agreement are satisfied, including but not limited to the Conditions Precedent set forth in 0 and 0 (the “Effective Date”).

Section 4.4     Surrender of Certificates.  STKO shall deliver, to Anthus Life, all issued and outstanding shares of common and preferred stock.

Section 4.5     No Further Ownership Rights in Anthus Life Common Stock.  All shares of Anthus Life Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to all applicable shares of STKO Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation or shares of Anthus Life Common Stock.

Section 4.6     Tax and Accounting Consequences.  It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368 of the Code.  The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of such Section.

ARTICLE V

TERMINATION

Section 5.1     Mutual Rights of Termination. This Agreement may be terminated by the board of directors or majority interest of Shareholders of either STKO or Anthus Life, respectively, at any time prior to the Closing Date if:

(a)      there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the reorganization contemplated by this Agreement; or

(b)      any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to Paragraph (a) of this Section 5.1, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 5.2     Termination by STKO.  This Agreement may be terminated at any time prior to the Closing Date of November 15, 2011 by action of the board of directors of STKO if Anthus Life shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Anthus Life contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Anthus Life.  If this Agreement is terminated pursuant to this Section 5.2, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; however, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 5.3     Termination by Anthus Life.  This Agreement may be terminated at any time prior to the Closing Date of November 15, 2011 by action of the board of directors of Anthus Life if STKO shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of STKO contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to STKO.  If this Agreement is terminated pursuant to this Section 5.3, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; however, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

ARTICLE VI

SPECIAL COVENANTS

Section 6.1     Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of STKO and Anthus Life shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 6.2     Access to Properties and Records.  Prior to Closing, STKO and Anthus Life will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 6.3     Availability of Rule 144.  STKO and the STKO Shareholders holding "restricted securities," as that term is defined in Rule 144 of the Securities Act will remain as “restricted securities.”  STKO is under no obligation to register such shares under the Securities Act, except as otherwise provided.  The stockholders of STKO and Anthus Life holding restricted securities of STKO and Anthus Life as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in ARTICLE VI shall survive the Closing Date and the consummation of the transactions herein contemplated.

Section 6.4     Special Covenants and Representations Regarding the STKO Common Stock to be Issued in the Reorganization.  The consummation of this Agreement, including the issuance of the STKO Common Stock to the Shareholders of Anthus Life as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933 (the “Securities Act”), and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the STKO Shareholders and their designees acquire such securities.

Section 6.5     Third Party Consents.  STKO and Anthus Life agree to cooperate one with the other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 6.6     Directors of STKO After Acquisition.  Peter Hellwig, upon Board Resolution has been appointed the sole director on the Board of Directors of STKO. Mr. Hellwig will appoint additional directors; each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

Section 6.7     Officers of STKO.  Peter Hellwig has been appointed President and Chief Executive Officer of STKO. Mr. Hellwig will appoint additional officers who shall hold office until their successor has been duly elected and has qualified or until their death, resignation or removal.

Section 6.8     Actions Prior to and Subsequent to Closing.

(a)     From and after the date of this Agreement until the Closing Date of November 15, 2011, except as permitted or contemplated by this Agreement, STKO and Anthus Life will each use its best efforts to:

(i)           maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)           maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

(iii)           perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b)     From and after the date of this Agreement until the Effective Date, each of

STKO and Anthus Life will not, without the prior consent of the other party:

(i)           except as otherwise specifically set forth herein, make any change in its articles of incorporation or by-laws;

(ii)           declare or pay any dividend on its outstanding Common Stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)           enter into or amend any employment, severance or agreements or arrangements with any directors or officers, except for STKO entering into a Consulting Agreement with Kyle Gotshalk;

(iv)           enter into any agreement with respect to the transfer, assignment or sale of its assets (other than in the ordinary course of business);

(v)           grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Stock; or

(vi)           purchase or redeem any Common Stock.

ARTICLE VII

INDEMNIFICATION

Section 7.1     By STKO.  STKO hereby agrees to indemnify Anthus Life and each of the officers, agents and directors and current shareholders of Anthus Life as of the Closing Date of November 15, 2011, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

Section 7.2     By Anthus Life.  Anthus Life hereby agrees to indemnify STKO and each of the officers, agents, directors and current shareholders of STKO as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF STKO

The obligations of STKO under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 8.1     Accuracy of Representations.  The representations and warranties made by Anthus Life in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Anthus Life shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Anthus Life according to this Agreement prior to or at the Closing.  STKO shall be furnished with a certificate, signed by a duly authorized officer of Anthus Life and dated the Closing Date, to the foregoing effect.

Section 8.2     Director and Shareholder Approval. The Board of Directors, and the majority Shareholders of STKO shall have approved this Agreement and the transactions contemplated herein.

Section 8.3     Officer's Certificate.  STKO shall accept the STKO acquisition agreement of Anthus Life as a certificate that: (a) the representations and warranties of Anthus Life set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) Anthus Life has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date of November 15, 2011; (c) since such date and other than as previously disclosed to STKO on the attached Schedules, Anthus Life  has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Anthus Life, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Anthus Life  Schedules, by or against Anthus Life  which might result in any material adverse change in any of the assets, properties, business or operations of Anthus Life.

Section 8.4     No Material Adverse Change.  Prior to the Closing Date of November 15, 2011, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Anthus Life.

Section 8.5     Other Items.   STKO shall have received and approved such further documents, certificates or instruments relating to the transactions contemplated hereby as STKO may reasonably request. STKO shall receive a trial balance sheet and financials from Anthus Life and its subsidiaries, in a form that is acceptable to STKO’s CFO and auditor.

ARTICLE IX

           CONDITIONS PRECEDENT TO OBLIGATIONS OF ANTHUS LIFE

The obligations of Anthus Life under this Agreement are subject to the satisfaction, at or before the Closing date of November 15, 2011, of the following conditions:

Section 9.1     Accuracy of Representations.  The representations and warranties made by STKO in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and STKO shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by STKO prior to or at the Closing.  Anthus Life shall have been furnished with a certificate, signed by a duly authorized executive officer of STKO and dated the Closing Date, to the foregoing effect.

Section 9.2     Director and Shareholder Approval.  The Board of Directors of Anthus Life and shareholders that own a majority of the issued and outstanding common stock of Anthus Life shall have approved this Agreement and the transactions contemplated herein before the close date of November 15, 2011.

Section 9.3     Officer's Certificate.   Anthus Life shall be furnished with a certificate dated the Closing Date of November 15, 2011, and signed by a duly authorized officer of STKO to the effect that:  (a) the representations and warranties of STKO set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) STKO has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date of November 15, 2011; (c) since such date and other than as previously disclosed to Anthus Life, STKO has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of STKO, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the STKO Schedules, by or against STKO which might result in any material adverse change in any of the assets, properties, business or operations of STKO.

Section 9.4     No Material Adverse Change.  Prior to the Closing Date of November 15, 2011, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of STKO.

ARTICLE X

MISCELLANEOUS

Section 10.1     Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the Nevada, United States of America.

Section 10.2     Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to STKO:
Mr. Kyle Gotshalk
President
Stakool, Inc.
18565 Soledad Canyon Road, #153
Canyon Country, California 91351

If to Anthus Life:
Mr. Peter Hellwig
President
Anthus Life Corp
8640 Philips Highway
Building 1, Suite 5
Jacksonville, Florida 32256

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed, faxed or telegraphed.

Section 10.3     Attorneys' Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.4     Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 10.5     Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 10.6     Third Party Beneficiaries.   This contract is solely between STKO and Anthus Life and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 10.6     Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 10.7     Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 24 months.

Section 10.8     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 10.9     Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 10.10    Expenses.  Except as otherwise provided herein, each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 10.11     Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 10.12     Benefit.  This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 10.13     Public Announcements.  Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 10.14     Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 10.15     Failure of Conditions; Termination.  In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.  In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other parties’ legal fees.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 10.17     No Strict Construction.  The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 10.18     Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 10.19     Amendment.  At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

STAKOOL, INC.		ANTHUS LIFE CORP.

By: /s/ Kyle L. Gotshalk	Date: 11/7/11	By: /s/ Peter Hellwig	Date: 11/7/2011
Kyle L. Gotshalk		Peter Hellwig
President		President